UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) June 1, 2006


                               RADIAL ENERGY INC.
             ______________________________________________________
             (Exact name of registrant as specified in its charter)


             Nevada                     333-113726              72-1580091
  ____________________________         ____________         ___________________
  (State or other jurisdiction         (Commission            (IRS Employer
        of incorporation)              File Number)         Identification No.)


                         1313 East Maple St.
                         Bellingham WA                      98225
            ________________________________________      __________
            (Address of principal executive offices)      (Zip Code)


     Registrant's telephone number, including area code: 360-685-4200


                             BV PHARMACEUTICAL, INC.
          _____________________________________________________________
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR - 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Effective June 1, 2006, Omar Michael Hayes was appointed to serve as Chief Operating Officer and a Director of the Company until the next annual meeting of shareholders.

Mr. Hayes joins the Company after a distinguished, nine-year career with Transredes S.A (TRSA). and Gas TransBoliviano S.A. (GTB), both Shell/Enron joint ventures located in Santa Cruz, Bolivia, and companies that together transport and export through their systems the majority of the oil and gas produced in Bolivia. For the last year, Mr. Hayes was Vice President of Operations for GTB. Prior to that assignment, Mr. Hayes was the Gas Systems Manager for TRSA in charge of all operations on the company's gas transmission and distribution system from June 2003 to May 2005; Project Manager for the $125 million dollar GTB system gas compression expansion project; and from May 2001 to September 2002 was Manager of Gas System Expansion. Prior to 2001, Mr. Hayes held various project engineering and management positions.

Mr. Hayes received his Master of Science in Mechanical Engineering as part of a Fulbright Scholarship to Michigan State University in 1997. He also received a Master in Business Administration at the Universidad Catolica Boliviana in 2000, and a BS in Mechanical Engineering from the Universidad Mayor Real y Pontificia de San Francisco Xavier de Chuquisaca in 1989. He has attended many executive level programs at several important Universities including the Oxford Princeton Programme (UK), Harvard Business School and Stanford University.

Mr. Hayes has entered into an employment agreement with the Company, commencing June 1, 2006, for an initial term of three (3) years, with base compensation of US$132,000.00 per year, plus reimbursement of all Company-related expenses incurred. Mr. Hayes also is eligible for a bonus and a stock grant, in the discretion of the Board of Directors, plus health benefits of approximately $800.00 per month and an auto allowance of $400.00 per month. The Company may terminate the employment agreement for "Cause", as defined in the agreement, upon 30 days' prior written notice, and Mr. Hayes may terminate the employment agreement for "Good Reason", as defined in the agreement, upon 30 days' prior written notice. Under certain circumstances, the Company may become obligated to pay Mr. Hayes substantial cash penalties upon termination, all as set forth in the agreement.

ITEM 9.01 EXHIBITS

99.1      Press Release


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


RADIAL ENERGY INC.


By: /s/ G. LEIGH LYONS
    __________________
        G. Leigh Lyons
        President


Dated:  June 1, 2006